First Security Group, Inc. and Subsidiary
Consolidated Balance Sheets

	March 31, 2014	December 31, 2013	March 31, 2013
(in thousands, except share data)	(unaudited)		(unaudited)
ASSETS
Cash & Due from Banks	$7,896	$10,742	$9,407
Interest Bearing Deposits in Banks	11,503	10,126	157,931
Cash and Cash Equivalents	19,399	20,868	167,338
Securities Available-for-Sale	120,087	172,830	258,175
Securities Held-to-Maturity, at amortized cost (fair value - $132,695)	131,819	132,568	—
Loans Held for Sale	35,503	220	3,708
Loans	604,859	583,097	540,288
Less: Allowance for Loan and Lease Losses	9,200	10,500	13,500
Net Loans	595,659	572,597	526,788
Premises and Equipment, net	28,143	27,888	29,239
Bank Owned Life Insurance	28,649	28,346	27,760
Intangible Assets	282	330	526
Other Real Estate Owned	7,067	8,201	12,706
Other Assets	13,897	13,726	14,513
TOTAL ASSETS	$980,505	$977,574	$1,040,753

LIABILITIES
Deposits
Noninterest-Bearing Demand	$150,075	$144,365	$145,207
Interest-Bearing Demand	100,495	95,559	88,184
Savings and Money Market Accounts	204,007	206,125	191,889
Certificates of Deposit of less than $100 thousand	172,449	182,408	224,494
Certificates of Deposit of $100 thousand or more	142,247	153,750	201,405
Brokered Deposits	72,559	75,062	139,715
Total Deposits	841,832	857,269	990,894
Federal Funds Purchased and Securities Sold
under Agreements to Repurchase	12,661	12,520	13,048
Security Deposits	—	14	42
Other Borrowings	37,585	20,000	—
Other Liabilities	3,773	4,123	15,775
Total Liabilities	895,851	893,926	1,019,759
STOCKHOLDERS' EQUITY
Preferred Stock - no par value 10,000,000 authorized; no shares issued as of March 31, 2014 or December 31, 2013; 33,000 issued as of March 31, 2013; Liquidation value of $0 as of March 31, 2014 and December 31, 2013 and $38,569 as of March 31, 2013	—	—	32,660
Common Stock - $.01 par value 150,000,000 shares authorized; 66,635,101 shares issued as of March 31, 2014; 66,602,601 shares issued as of December 31, 2013, 1,772,342 shares issued as of March 31, 2013	764	764	115
Paid-In Surplus	196,841	196,536	106,622
Common Stock Warrants	—	—	2,006
Accumulated Deficit	(104,087)	(104,042)	(123,293)
Accumulated Other Comprehensive Income	(8,864)	(9,610)	2,884
Total Stockholders' Equity	84,654	83,648	20,994
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$980,505	$977,574	$1,040,753

First Security Group, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
(in thousands except per share amounts)	2014	2013
INTEREST INCOME
Loans, including fees	$7,016	$6,670
Investment Securities - taxable	1,060	812
Investment Securities - non-taxable	240	205
Other	13	122
Total Interest Income	8,329	7,809

INTEREST EXPENSE
Interest Bearing Demand Deposits	47	74
Savings Deposits and Money Market Accounts	130	222
Certificates of Deposit of less than $100 thousand	309	564
Certificates of Deposit of $100 thousand or more	304	556
Brokered Deposits	561	1,136
Other	53	16
Total Interest Expense	1,404	2,568

NET INTEREST INCOME	6,925	5,241
(Credit) Provision for Loan and Lease Losses	(972)	678
NET INTEREST INCOME AFTER PROVISION
FOR LOAN AND LEASE LOSSES	7,897	4,563

NON-INTEREST INCOME[1]
Service Charges on Deposit Accounts	741	736
Mortgage Banking Income	180	296
Gain on Sales of Available for Sale Securities, net	371	—
Other	1,343	1,188
Total Non-interest Income	2,635	2,220

NON-INTEREST EXPENSE[1]
Salaries and Employee Benefits	5,274	5,609
Expense on Premises and Fixed Assets, net of rental income	1,377	1,447
Other	3,794	6,986
Total Non-interest Expense	10,445	14,042

INCOME (LOSS) BEFORE INCOME TAX PROVISION	87	(7,259)
Income Tax Expense	132	119
NET LOSS	(45)	(7,378)
Preferred Stock Dividends	—	(413)
Accretion on Preferred Stock Discount	—	(111)
Effect of Exchange of Preferred Stock to Common Stock	—	—
NET LOSS ALLOCATED TO COMMON STOCKHOLDERS	$(45)	$(7,902)

NET INCOME (LOSS) PER SHARE:
Net Income (Loss) Per Share - basic	$0.00	$(4.90)
Net Income (Loss) Per Share - diluted	$0.00	$(4.90)

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	65,726	1,613
DILUTED	65,726	1,613

[1] Certain amounts were reclassified between non-interest income and non-interest expense to conform with the current presentation.